Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

Griffon Corporation Announces First Quarter Operating Results

● Diluted EPS of $.07 in 1Q 2009 versus $.04 loss in 1Q 2008
● Segment adjusted EBITDA of $17.0 million

JERICHO, NEW YORK, February 4, 2009 – Griffon Corporation (NYSE:GFF) today reported operating results for the first quarter ended December 31, 2008.

First Quarter of Fiscal 2009

Net sales from continuing operations for the first quarter of fiscal 2009 were $302.3 million, compared to $294.8 million in the first quarter of fiscal 2008. Income from continuing operations for the first quarter was $4.3 million, or $.07 per diluted share, compared to $1.5 million, or $.05 per diluted share, last year. Results from discontinued operations for the first quarter were break-even, or nil per diluted share, compared to a loss of $2.9 million, or $.09 per diluted share, last year. Net income for the quarter was $4.3 million, or $.07 per diluted share, compared to a net loss of $1.4 million, or $.04 per diluted share, last year.

In the first quarter of fiscal 2009, the Company recorded a non-cash, pre-tax gain from debt extinguishment of $6.7 million, net of a proportionate write-off of deferred financing costs, associated with the October 2008 purchase of $35.5 million face value of its outstanding 4% convertible notes from certain note holders for $28.4 million.

The Company’s segment adjusted EBITDA for the first quarter of 2009 was $17.0 million compared to $21.8 million in 2008. Segment adjusted EBITDA is defined as operating income excluding allocations of corporate overhead, interest, taxes, depreciation and amortization, restructuring charges, goodwill charges and the impact of debt extinguishment.

As a result of the downturn in the residential housing market, in fiscal 2008, the Company exited substantially all of the operating activities of its Installation Services segment. Operating results of substantially all of the Installation Services segment have been reported as discontinued operations in the condensed consolidated financial statements for all periods presented herein, and the Installation Services segment is excluded from segment reporting. The Company is winding down remaining disposal activities in the first half of fiscal 2009 and does not expect to incur significant expenses in the future.

Telephonics Results

For the quarter ended December 31, 2008, Telephonics generated sales of $80.8 million, a 6.5% increase from the first quarter of fiscal 2008.

The sales increase was primarily attributable to growth in the Radar Systems Division driven by increases in the Lamps MMR and ARPDD programs. Last year’s first quarter sales were favorably impacted by contracts with the Syracuse Research Corporation (SRC) that were winding down in the latter part of fiscal 2007. Excluding the prior-period sales related to the SRC contracts, core business sales grew by approximately $9.4 million, or 13%. However, operating income decreased $.1 million as a result of decreased gross margin performance attributable to program mix.

Clopay Garage Doors Results

For the quarter ended December 31, 2008, the Company’s Garage Doors segment generated sales of $108.8 million, a 3.3% decrease from the first quarter of fiscal 2008. Garage Doors’ sales continued to be impacted by weakness in the residential housing and credit markets.

The Garage Doors sales decline was principally due to reduced unit volume, offset partially by higher selling prices to pass through increased material costs and product mix.

Operating loss of the Garage Doors segment increased by approximately $3.0 million compared to last year, primarily as a result of reduced sales volume and associated plant absorption loss, as well as an increased mix of certain higher-priced, but lower-margin, commercial products. The prior-year period was affected by restructuring charges of approximately $1.7 million.

Clopay Specialty Plastic Films Results

For the quarter ended December 31, 2008, the Company’s Specialty Plastic Films segment generated sales of $112.7 million, a 5.9% increase from the first quarter of fiscal 2008.

Specialty Plastic Films achieved higher sales principally due to a favorable product mix in North America and the impact of increased selling prices to pass through increased resin costs, partially offset by the unfavorable impact of exchange rates on translated foreign sales. Operating income decreased by $.5 million as the favorable contribution to gross margin from the pass through of resin costs was more than offset by an unfavorable product mix and foreign exchange translation.

Balance Sheet and Capital Expenditures

In September 2008, the Company substantially strengthened its balance sheet by raising $241.3 million in gross proceeds from the sale of its common stock. The transaction was effected through a common stock rights offering, along with an investment by GS Direct, L.L.C., an affiliate of Goldman Sachs. An additional $5.3 million of rights offering proceeds were received in October 2008. The Company intends to use the proceeds for general corporate purposes and to fund its growth.

The Company’s total cash and cash equivalents balance at December 31, 2008 was $276.0 million. Total debt outstanding at December 31, 2008 was $199.5 million, including $94.5 million of convertible notes. Capital expenditures were $4.8 million during the first quarter of fiscal 2009.

Conference Call Information

The Company will hold a conference call to discuss its results today, February 4, 2009, at 4:15 PM EST. The conference call can be accessed by dialing 1-800-322-9079 (U.S. participants) or 1-973-582-2717 (International participants). Callers should ask to be connected to Griffon Corporation’s first quarter fiscal 2009 teleconference and provide the conference ID number 83067804. A replay of the call will be available from February 4, 2009 at 7:30 PM EST by dialing 1-800-642-1687 (U.S.) or 1-706-645-9291 (International). The replay access code is 83067804. The replay will be available through February 18, 2009.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding Company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company.

● Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

● Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

● Clopay Plastic Products Company is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets.

For more information on the Company and its operating subsidiaries, please see the Company's website at www.griffoncorp.com.

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)

	For the Three Months Ended
	December 31,

PRELIMINARY (in thousands)	2008	2007

Net Sales:
Electronic Information and Communication Systems	$80,827	$75,860
Garage Doors	108,818	112,544
Specialty Plastic Films	112,689	106,398
	$302,334	$294,802

Operating Income (Loss):
Electronic Information and Communication Systems	$5,378	$5,483
Garage Doors	(4,393)	(1,375)
Specialty Plastic Films	5,536	5,998
Segment operating income	6,521	10,106
Unallocated amounts	(4,449)	(5,229)
Gain from debt extinguishment, net	6,714	—
Interest, net	(2,278)	(2,255)
Income from continuing operations before income taxes	$6,508	$2,622

GRIFFON CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
PRELIMINARY (in thousands, except per share data)	2008	2007

Net sales	$302,334	$294,802
Cost of sales	243,377	230,044
Gross profit	58,957	64,758

Selling, general and administrative expenses	56,528	58,987
Restructuring and other related charges	—	1,691
Total operating expenses	56,528	60,678
Income from operations	2,429	4,080

Other income (expense):
Interest expense	(2,796)	(3,136)
Interest income	518	881
Gain from early extinguishment of debt	6,714	—
Other, net	(357)	797
	4,079	(1,458)
Income from continuing operations before income taxes	6,508	2,622
Provision for income taxes	2,237	1,083
Income from continuing operations before discontinued operations	4,271	1,539
Discontinued operations:
Income (loss) from operations of the discontinued Installation Services business	5	(5,015)
Provision (benefit) for income taxes	2	(2,121)
Income (loss) from discontinued operations	3	(2,894)
Net income (loss)	$4,274	$(1,355)

Basic earnings (loss) per share:
Continuing operations	$.07	$.05
Discontinued operations	—	(.09)
	$.07	$(.04)
Diluted earnings (loss) per share:
Continuing operations	$.07	$.05
Discontinued operations	—	(.09)
	$.07	$(.04)

Weighted-average shares outstanding – basic	58,853	32,478
Weighted-average shares outstanding – diluted	58,918	32,741

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

PRELIMINARY (in thousands)	December 31,	September 30,
	2008	2008
ASSETS

Current Assets:
Cash and cash equivalents	$276,024	$311,921
Accounts receivable, net	146,595	163,586
Contract costs and recognized income not yet billed	64,194	69,001
Inventories	169,379	167,158
Prepaid expenses and other current assets	54,943	52,430
Assets of discontinued operations	4,793	9,495
Total current assets	715,928	773,591
Property, plant and equipment, at cost, net of
depreciation and amortization	228,400	239,003
Costs in excess of fair value of net assets of
businesses acquired	88,300	93,782
Intangible assets, net	33,484	34,777
Other assets	23,007	22,067
Assets of discontinued operations	8,816	8,346
	$1,097,935	$1,171,566

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$4,594	$2,258
Accounts payable	107,088	129,823
Accrued liabilities	59,816	64,450
Liabilities of discontinued operations	11,849	14,917
Total current liabilities	183,347	211,448
Long-term debt	194,902	230,930
Other liabilities	61,960	59,460
Liabilities of discontinued operations	9,689	10,048
Shareholders’ equity	648,037	659,680
	$1,097,935	$1,171,566

GRIFFON CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
Three Months Ended December 31,
PRELIMINARY (in thousands)	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES – CONTINUING OPERATIONS:
Net income (loss)	$4,274	$(1,355)
Loss (income) from discontinued operations	(3)	2,894
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	10,553	10,370
Stock-based compensation	814	624
Recovery of losses on accounts receivable	(346)	(17)
Amortization of deferred financing costs	726	222
Gain from debt extinguishment, net	(6,714)	—
Deferred income taxes	(376)	412
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	20,190	36,799
Increase in inventories	(2,934)	(4,208)
Increase in prepaid expenses and other assets	(1,341)	(5,047)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	(27,402)	1,492
Other changes, net	(2,267)	(1,211)
	(9,100)	42,330
Net cash (used in) provided by operating activities – continuing operations	(4,826)	40,975
CASH FLOWS FROM INVESTING ACTIVITIES – CONTINUING OPERATIONS:
Acquisition of property, plant and equipment	(4,831)	(6,445)
Acquired businesses	—	(1,750)
Proceeds from sale of investment	—	1,000
Decrease (increase) in equipment lease deposits	(231)	4,332
Net cash used in investing activities – continuing operations	(5,062)	(2,863)
CASH FLOWS FROM FINANCING ACTIVITIES – CONTINUING OPERATIONS:
Proceeds from issuance of shares from rights offering	5,274	—
Purchase of shares for treasury	—	(579)
Proceeds from issuance of long-term debt	4,908	—
Payments of long-term debt	(33,761)	(13,818)
Increase in short-term borrowings	2,021	787
Financing costs	(93)	—
Purchase of ESOP shares	(4,370)	—
Other, net	419	177
Net cash used in financing activities – continuing operations	(25,602)	(13,433)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(323)	181
Net cash used in investing activities	—	(95)
Net cash provided by (used in) discontinued operations	(323)	86
Effect of exchange rate changes on cash and cash equivalents	(84)	240
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(35,897)	25,005
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	311,921	44,747
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$276,024	$69,752

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES SEGMENT OPERATING INCOME AND SEGMENT ADJUSTED EBITDA

(Unaudited)
The following is a reconciliation of operating income, which is a GAAP measure of our operating results, to segment operating income and segment adjusted EBITDA. Management believes that the presentation of segment operating income and segment adjusted EBITDA is appropriate to provide additional information about the Company’s reportable segments. Segment operating income and segment adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability of the Company, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, segment operating income and segment adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, capital expenditures and debt service requirements.

	For the Three Months Ended
	December 31,

PRELIMINARY (in thousands)	2008	2007

Operating income – as reported	$2,429	$4,080
Corporate and related charges	4,449	5,229
Other income (expense)	(357)	797
Segment operating income	6,521	10,106
Depreciation and amortization	10,482	10,296
Restructuring charges	—	1,691
Segment adjusted EBITDA	$17,003	$22,093

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES SEGMENT ADJUSTED EBITDA – BY REPORTABLE SEGMENT
(Unaudited)

	For the Three Months Ended
	December 31,

PRELIMINARY (in thousands)	2008	2007

Electronic Information and Communication Systems:
Segment operating income	$5,378	$5,483
Depreciation and amortization	1,487	1,453
Segment adjusted EBITDA	$6,865	$6,936

Garage Doors:
Segment operating income	$(4,393)	$(1,375)
Depreciation and amortization	3,232	3,259
Restructuring charges	—	1,691
Segment adjusted EBITDA	$(1,161)	$3,575

Specialty Plastic Films:
Segment operating income	$5,536	$5,998
Depreciation and amortization	5,763	5,584
Segment adjusted EBITDA	$11,299	$11,582

All segments:
Segment operating income	$6,521	$10,106
Depreciation and amortization	10,482	10,296
Restructuring charges	—	1,691
Segment adjusted EBITDA	$17,003	$22,093

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